Exhibit 10.2

MASTER SERVICES AGREEMENT AND EXCLUSIVE PATENT LICENSE
This Master Services Agreement and Exclusive Patent License (“Agreement”), effective as of October 1, (the “Effective Date”) is made by and between PuriCore, Inc. a Delaware Corporation with offices at 508 Lapp Road, Malvern, PA 19355 (hereinafter referred to as “PuriCore”) and Vitold Mikhailovich Bakhir, an individual located at [*] (hereinafter referred to as “Inventor”). PuriCore and Inventor are each referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS, PuriCore desires to acquire an exclusive patent license from Inventor to US Patent No. US [*] for use in its business;
WHEREAS, Inventor agrees to grant PuriCore an exclusive license to the [*] Patent;
WHEREAS Inventor provides a full range of technical and product development services; and
WHEREAS, PuriCore desires to engage Inventor provide technical advisory and product development services set forth in Exhibit B (“Services”) for PURICORE and in accordance with the conditions herein and more specifically in Exhibit C, the Work Order, attached hereto.
NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Parties hereto agree as follows:
1.Patent License: Inventor shall grant to PuriCore, an exclusive worldwide license to the [*] Patent (the “Exclusive License”) in accordance with the terms and conditions of the patent License, attached hereto as Exhibit A, and fully incorporated by reference. (the “License Agreement”). PuriCore will pay Inventor the amounts set forth in the License Agreement for the Exclusive License.
2.    Scope Of Services: Inventor shall provide Services to PuriCore, including new system design and development work. PuriCore shall authorize specific assignments through the work order (“Work Order”) to Inventor, set forth in Exhibit C, attached hereto and fully incorporated by reference. The Work Order shall include a Work Order Services Form assignment that describes in reasonably sufficient detail (a) the Services to be performed, (b) any deliverables, (c) any special terms and conditions applicable to the Services, and (d) the estimated delivery schedule for the provision of the Services and deliverables.
Inventor and PuriCore shall execute a copy of each mutually acceptable Work Order Services Form that thereafter shall be incorporated and made part of this Agreement. In the event of a conflict between the terms and conditions of the Work Order or the Work Order Services Form and this Agreement, the terms and conditions of this Agreement shall control. No obligation shall be incurred by either Party unless the Work Order and Work Order Services Form have been executed by authorized agents of both Parties.
3.    Professional Standards. Inventor warrants and represents that it has the experience, expertise, and third-party contract relationships (“Contractors”) sufficient in quality and quantity to perform all Services and agrees that it will perform all Services in a manner commensurate with professional standards generally applicable to its industry and in conformance with the requirements in this Agreement.
4.    Compensation; Payment Terms: PuriCore will pay Inventor in accordance with the terms set forth on Exhibit B, attached hereto and fully incorporated by reference. PuriCore and Inventor acknowledge that, in exchange for mutually valuable consideration, PuriCore has previously paid a registration fee in the amount of [*] to the Vitold Bakhir Electrochemical Systems and Technologies. Neither Inventor nor any Inventor employee shall receive any royalty or other remuneration on the production or distribution of any products developed by PuriCore in connection with or based upon the Services. Inventor shall submit a monthly invoice in the amount of [*] detailing time spent on

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

the Services to PuriCore in connection with each individual Work Order Services Form. PuriCore shall make payment to Inventor within thirty (30) days after the date on which PuriCore receives Inventor’s invoice.
5.    Term, Termination, And Cancellation: This Agreement shall remain in effect through March 31, 2016 unless terminated earlier by PuriCore for any reason or no reason upon giving thirty (30) days prior written notice. Any outstanding fees for work completed to PuriCore’s satisfaction will be prorated and paid to Inventor within 20 days following the date of termination. PuriCore may withhold payment for any work not satisfactory or not performed in compliance with this Agreement. This Agreement may be terminated immediately should either Party breach a material term hereof.
All Services performed under this Agreement shall be subject to PuriCore’s reasonable satisfaction and approval. In the event that PURICORE, at any time in its sole discretion, reasonably determines that the Services performed or any portion thereof is unsatisfactory, it may require Inventor to correct or improve the Services by giving Inventor written notice, specifying the nature of the unsatisfactory performance. Inventor shall promptly thereafter take steps to correct the deficient performance to the reasonable satisfaction of PuriCore. Should Inventor fail to perform to the reasonable satisfaction of PuriCore within fifteen (15) days after receipt of such notice to correct the deficiency, PuriCore shall have the right to terminate the Work Order and any Work Order Services Forms immediately.
The Work Order and any Work Order Services Forms may be terminated by PuriCore at any time for any reason or no reason upon giving thirty (30) days prior written notice to Inventor.
In the event of termination or expiration of the Work Order and any Work Order Services Forms, all PuriCore property and all PuriCore work in the possession of Inventor shall be forwarded at PuriCore’s reasonable expense to PuriCore and PuriCore shall make payment for Services provided prior to the effective date of expiration or termination; provided, however, that PuriCore shall have no obligation to pay Inventor any fees or expenses that accrued subsequent to (a) a breach of Inventor’s obligations hereunder, (b) the failure of Inventor to perform the Services as contemplated by this Agreement or (c) the commission of fraud upon PuriCore by Inventor.
6.    Independent Contractor: In the performance of this Agreement, it is mutually understood and agreed that Inventor is at all times acting and performing as an independent contractor with, and not as an employee, joint venture, partner, agent, principal or lessee of PuriCore, and nothing in this Agreement shall be construed to create an employer-employee, agent-principal, joint venture or partnership relationship between Inventor and PuriCore. Inventor shall have no authority to act on behalf of or to enter into any contract, or incur any liability for or make any representations on behalf of PuriCore. PuriCore shall not be responsible nor liable for providing any taxes, withholdings and other similar statutory obligations including, but not limited to, disability insurance, unemployment insurance and any employee payroll taxes for Inventor’s employees, subcontractors and consultants. PuriCore shall not withhold on behalf of Inventor hereunder, any sums for income tax, unemployment insurance or any other withholding pursuant to any law or requirement of any government agency.
7.    Insurance and Indemnification: Inventor agrees to hold harmless and indemnify PuriCore from any and all third party claims arising out of any injury, disability or death of any of Inventor’s employees, subcontractors and consultants. Inventor shall indemnify PuriCore, its officers, directors and shareholders from all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, attorney’s fees and costs, damages arising from (a) any injury to person or damage to property caused by Inventor and (b) any breach of this Agreement by Inventor.
8.    Confidentiality
8.1    PURICORE Confidential Information. Inventor shall hold in strict confidence, and not use, except for the benefit of PuriCore, and not disclose to any person or entity without written authorization of PuriCore, any

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

Confidential Information (as defined below) of PuriCore. “Confidential Information” means any proprietary or confidential information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, distribution and sales methods and systems, sales and profit figures, finances and other business information disclosed to Inventor by or on behalf of PuriCore , either directly or indirectly, whether in writing, orally or by drawings or inspection of documents or other tangible property; provided, Confidential Information shall not include any information or materials that are not personally identifiable information of the employee(s) and that: (a) are previously known by Inventor without an obligation of confidence; (b) are independently developed by or for Inventor without use of Confidential Information; or (c) which is or becomes publicly available through no breach of this Agreement. Upon the termination or expiration of this Agreement, or at any other time upon the written request of PuriCore, Inventor shall promptly return to PuriCore all Confidential Information in Inventor’s possession or control, together with all copies, summaries and analyses thereof, regardless of the format in which such information exists or is stored.
8.2    Third Party Information Held by the Inventor. Inventor recognizes that PuriCore has received, and in the future may receive, from third parties Confidential Information subject to a duty on PuriCore’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Inventor shall hold all such information in strict confidence and not disclose it to any person or entity or use it except as necessary in carrying out Services consistent with the Inventor’s agreement with such third party. For purposes of this Agreement, such third party information shall be deemed part of the Confidential Information of PuriCore.
8.3    Required Disclosure Confidential Information. If Inventor is required by law or court or governmental order to disclose Confidential Information, Inventor shall give PuriCore prompt written notice of such requirement such that PuriCore shall have the opportunity to apply for a protective order, injunction or for confidential treatment of such Confidential Information.
9.    No Conflict with Existing Agreements: PuriCore hereby acknowledges that it does not desire to acquire from Inventor any secret or confidential know-how or information which Inventor may have acquired from others. Inventor represents and warrants to the best of its knowledge that Inventor is free to divulge to PuriCore , without any obligation to, or violation of any right of others, any and all information, practice or techniques which Inventor will describe, demonstrate, divulge or in any other manner make known to PuriCore during Inventor’s performance of the Services hereunder. Inventor further represents and warrants that Inventor is not a party to any existing agreement that would prevent Inventor from entering into and performing its obligations under this Agreement in accordance with its terms. Inventor shall not enter into any agreement that is in conflict with, or that would prohibit or impair the performance of, Inventor’s obligations under this Agreement in accordance with its terms.
10.    Ownership of Results and Right of First Refusal.
10.1    Assignment of Inventions from Performance of the Services. Inventor shall promptly make full written disclosure to PuriCore, shall hold in trust for the sole right and benefit of PuriCore, and hereby assigns, transfers and conveys to PuriCore, or its designee, all of Inventor’s worldwide right, title and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under patent, copyright or similar laws, that Inventor may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, in the performance of the Services, including, without limitations electrochemical technology relating to food systems and hard surface disinfection, or that result, to any extent, from use of PuriCore’s premises or property (collectively, the “Services Related Inventions”), including any and all moral rights and intellectual property rights inherent therein and appurtenant thereto, including, but not limited to, all patent rights, copyrights, trademarks, know-how and trade secrets and the rights to apply for the same (collectively, “Intellectual Property Rights”).

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

10.2    Right of First Refusal. Inventor grants PuriCore a right of first refusal to obtain an exclusive license on any Inventions or improvements and related Intellectual Property Rights made by Inventor outside the scope of Services in the field of electrochemical technology, including, without limitation an electrochemical cell (the “Outside Services Inventions”) during the Term and for two years following termination or expiration, and to negotiate the terms of an exclusive license to use such Invention (the “Option”).
Inventor shall provide notice of such Outside Services Inventions to PuriCore promptly in writing. PuriCore, shall have [*] within which to provide Inventor written notice of PuriCore’s interest in licensing the Outside Services Invention (the “Option Period”).
Upon the Licensor receiving notice from the Licensee, the Parties will negotiate in good faith the terms of a license to the Outside Services Invention for a period of [*] the date of receipt of notice (the “Negotiation Period”).
If the Parties, acting in good faith, are unable to negotiate a license to the Outside Services Invention during the Negotiation Period, Licensor agrees not to license the Outside Services Inventions to a third party on terms more favorable than those last offered to the Licensee during the Term of this Agreement and for a period of two years following termination or expiration.
10.3    Works for Hire. Inventor acknowledges and agrees that all original works of authorship that are made by Inventor (solely or jointly with others) in the performance of the Services (a “Work”) and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. However, to the extent that any Work may not, by operation of any applicable law, be a work made for hire, Inventor hereby assigns, transfers and conveys to PuriCore all of Inventor’s worldwide right, title and interest in and to such Work, including all Intellectual Property Rights relating thereto.
10.4    Further Assurances. Upon the request and at the expense of PuriCore, Inventor shall execute and deliver any and all documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Section 10 or to enable PuriCore to secure its rights in the Inventions, Works and Intellectual Property Rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce Intellectual Property Rights in any and all jurisdictions with respect to any Inventions or Works, or to obtain any extension, validation, re-issue, continuance or renewal of any such Intellectual Property Right. Without limiting the foregoing, Inventor shall disclose to PuriCore all pertinent information and data with respect thereto and shall execute all applications, specifications, oaths and all other instruments which PuriCore deems necessary in order to apply for and obtain such rights and in order to assign and convey to PuriCore the sole and exclusive right, title and interest in and to such Inventions, Works and any Intellectual Property Rights relating thereto. If PuriCore is unable for any other reason to secure Inventor’s signature to apply for or to pursue any application for any patent, trademark, copyright or other registration covering Inventions or Works assigned to PuriCore hereunder, then Inventor hereby irrevocably designates and appoints PuriCore and its duly authorized officers and agents as Inventor’s agent and attorney in fact, to act for and in Inventor’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or trademark, copyright or other registrations thereon with the same legal force and effect as if executed by Inventor.
11.    Force Majeure. Except with respect to the payment of monies due hereunder, neither Party shall be considered in default of the performance of any obligation hereunder to the extent that the performance of such obligation is prevented or delayed by fire, flood, earthquake, explosion, strike, acts of terrorism, war, insurrection, embargo, government requirement, civil or military authority, act of God, or any other event, occurrence or condition which is whole or in part, by that Party, and which is beyond the reasonable control of that Party.
12.    Assignment. This Agreement shall not be assigned, delegated, or transferred by Inventor without the written consent of PuriCore which shall not be unreasonably withheld or delayed.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

13.    Publicity. Inventor shall not use PuriCore’s name or that of any of its affiliates or employees in any advertising or sales promotional material or in any publication without the prior written consent of PuriCore, except as is required by law.
14.    Section Headings: The headings of the several sections are inserted for convenience or reference only and are not intended to be a part of or to affect the meaning or interpretation of this agreement.
15.    Governing Law, Jurisdiction and Attorney Fees.
This Agreement shall be governed by and interpreted in accordance with laws of the state of Delaware without giving effect to any conflict of laws provisions. Inventor irrevocably consents to the personal jurisdiction of the state and federal courts located in Chester and Philadelphia, Pennsylvania Counties respectively, for any suit or action arising from or related to this Agreement, and waives any right Inventor may have to object to the venue of such courts. Inventor further agrees that these courts will have exclusive jurisdiction over any such suit or action initiated by PuriCore against Inventor. The prevailing party in any dispute or legal action regarding the subject matter of this Agreement shall be entitled to recover attorney’s fees and costs.
16.    Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction.
17.    Entire Agreement: This agreement contains the entire understanding between the Parties hereto and may not be altered, varied, revised or amended except by an instrument in writing signed by both Parties. In the event of any conflict between the terms of any Work Order and the terms of this Agreement, the terms of this Agreement shall control and prevail.
18.    Survival: The provisions of Articles 3, 5, 6, 8, 10, 12, 13, 14 and 16 shall survive the termination or expiration of this Agreement. The expiration or termination of this Agreement shall not impair any right or obligation of any Party accruing prior to the effective date of such expiration or termination.
19.    Notices: All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, delivered by recognized overnight courier, to the Party to be charged with receipt thereof at the address specified below, or sent via facsimile with confirmation of receipt at the facsimile number specified below. All other notices shall be deemed given hereunder upon actual receipt.
PURICORE: 508 Lapp Road, Malvern, PA 19355
Inventor: [*]
20.    Time Is of the Essence. Time is of the essence in the performance of the Services and Inventor’s other obligations under this Agreement.
21.    Counterparts: This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have duly executed this Agreement as of the Effective Date.

VITOLD MIKHAILOVICH BAKHIR	PURICORE, INC.

/s/ Vitold Mikhailovich Bakhir	/s/ Michael Ashton
Title: Inventor	Title: CEO

This Agreement is to be executed in duplicate.
Please return one fully executed copy to PuriCore at the address above.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

EXHIBIT A
PATENT LICENSE
EXCLUSIVE PATENT LICENSE AGREEMENT
THIS AGREEMENT, effective as of October 1, 2014 by and between Vitold Makhailovich Bakhir, an individual located at [*]
(“LICENSOR”), and PuriCore, Inc., a Delaware Corporation with offices at 508 Lapp Road, Malvern, PA 19355 (“LICENSEE”).
WHEREAS, LICENSOR warrants that it is the owner of, all right, title, and interest in, United States Patent No. [*] issued on March 1, 2011 for an invention titled Device for Producing Anodic Oxidation Products of Alkali or Alkali-Earth Metal Chloride Solution in the name of the inventor Vitold Makhailovich Bakhir;
WHEREAS, LICENSEE desires to secure an exclusive license to make, have made, use, offer to sell, and sell constructions in accordance with the claims of the [*] patent;
WHEREAS, LICENSOR warrants that it has the right to grant the Exclusive License;
NOW, THEREFORE, in consideration of the promises and mutual covenants of this Agreement, the parties agree as follows.
ARTICLE 1GRANT
1.1    LICENSOR grants to LICENSEE an exclusive, royalty free license to make, have made, use, offer to sell, and sell throughout the world constructions embodying the invention disclosed and claimed in the [*] patent (“Exclusive License”).
1.2    LICENSEE shall not license any other third parties to make, have made, use, offer to sell, or sell licensed constructions embodying the invention disclosed and claimed in the [*] patent.
1.3    Product sold under the Exclusive License shall be referred to herein as Licensed Product.
1.4    This license shall remain in force until the [*] patent expires, unless sooner terminated under the provisions of Article III of this Agreement.
ARTICLE II– PAYMENT
2.1    LICENSEE shall pay LICENSOR a total of [*] for the Exclusive License. [*]
ARTICLE III– TERMINATION
3.1    Unless terminated earlier as provided, this Agreement shall extend for a term equal to the life of the [*] patent.
3.2    In the event that one party to this Agreement should materially breach or default on any of its obligations under this Agreement, the other party may, at its option, terminate this Agreement by giving [*] notice to the one party. Such termination will occur on the date when this [*] period expires. This Agreement shall not terminate, however, if

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

the one party shall, during the [*] period, have cured the breach or default, or is diligently pursuing a course of action to cure such breach or default and cure is not reasonably possible within the thirty (30) day period.
3.3    In the event that an appropriate decision-making body finds the [*] patent wholly invalid or unenforceable, either party to this Agreement may, at its option, terminate this Agreement by giving thirty (30) days’ notice to the other party. Such termination will occur on the date when this [*] period expires.
3.4    The notice required in Articles 3.2 and 3.3 must be in writing and specify the reason or reasons for termination of this Agreement. The notice must be sent by Registered or Certified mail to the non-terminating party at the address set forth above.
ARTICLE IV– MARKING
4.1    LICENSEE shall apply the appropriate patent notice, in accordance with the provisions of Title 35, Section 287, of the U.S. Patent Statute, and the corresponding foreign law where applicable, to all Licensed Product made, used, offered for sale, or sold by, or on behalf of, LICENSEE.
ARTICLE V– INFRINGEMENT
5.1    In the event that the [*] patent shall be infringed, LICENSOR shall have the first right to prosecute any action necessary to protect rights under this patent. In the event LICENSOR does not, within six (6) months after being notified in writing by LICENSEE of any such infringement, commence legal action or terminate the infringement, LICENSEE shall have the right, but not the obligation, to commence any legal action or to take such steps as LICENSEE may deem desirable to terminate such infringement with both LICENSEE and LICENSOR obligated to pay for one-half of the reasonable attorneys fees, costs, and expenses. LICENSEE may commence such action in its own name or jointly in the name of LICENSOR.
ARTICLE VI– VALIDITY
6.1    LICENSEE agrees not to dispute or contest the ownership, validity, or enforceability of the [*] patent, and LICENSOR agrees to maintain the [*] patent in force.
ARTICLE VII– GOVERNING LAW AND ATTORNEY FEES
7.1    This Agreement shall be governed by and interpreted in accordance with laws of the state of Delaware without giving effect to any conflict of laws’ provisions. The prevailing party in any dispute or legal action regarding the subject matter of this Agreement shall be entitled to recover attorney’s fees and costs.
ARTICLE VIII– MISCELLANEOUS
8.1    No waiver by either LICENSEE or LICENSOR, express or implied, of any breach of any term, condition, or obligation of this Agreement by the other shall be construed as a waiver of any subsequent breach of that term, condition, or obligation, or any other term, condition, or obligation of the Agreement of the same or different nature.
8.2    If it should be determined that one or more portions of this Agreement is or are invalid, such invalidation shall not affect the rights and obligations of the LICENSEE and LICENSOR with respect to each other under the remaining portions of this Agreement.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

8.3    This Agreement shall inure to the benefit of and will be binding upon all legal representatives of LICENSOR and LICENSEE. This Agreement shall not be transferable or assignable by LICENSEE except upon the written consent of LICENSOR.
8.4    This Agreement supersedes all oral and written Agreements between LICENSOR and LICENSEE relating to the subject matter of the [*] patent.
8.5    This Agreement may not be modified by either party, in whole or part, except by an additional agreement in writing signed by LICENSOR and LICENSEE.
IN WITNESS WHEREOF, the parties have respectively caused this instrument to be executed by an official duly authorized and their respective signatures to be affixed effective as of the day and year indicated in the first paragraph of this Agreement.

Vitold Mikhailovich Bakhir
Attest.
/s/ Igor Kozlov	By: /s/ Vitold Bakhir
Title: Expert UBT	Title: Inventor
Name: Igor Kozlov	Name: Vitold Bakhir

PuriCore, Inc
Attest.
/s/ Vadim Panichev	By: /s/ Michael Ashton
Title: Technology Director, CEO	Title: CEO
Name: Vadim Panichev	Name: Michael Ashton

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

EXHIBIT B
SERVICES
1.    The proposed Services to be performed under the Agreement shall include, but not be limited to the following types of projects, which may be changed from time to time by the parties upon mutual agreement:[*].
2.    The Fees for the Services areas follows: PuriCore will pay Inventor [*]. Inventor shall devote a minimum of [*] per month to performing the Services and provide PuriCore with written description of work performed. Payments of such fees shall be made in accordance with the provisions of the Agreement.
Additionally, PuriCore will pay Inventory [*], within 14 days following execution of the Agreement
3.    The Work Order is set forth in Exhibit C, attached to this Agreement. Work Order Services Forms in connection with specific assignments will be mutually agreed upon in writing between the parties, signed by an authorized agent of PuriCore and Inventor numbered separately and set forth in Exhibit C-1, attached to this Agreement.
4.    Invoices shall be delivered to:
PuriCore, Inc. (ATTN: Controller)
508 Lapp Road
Malvern. PA USA 19355
5.    Joint Steering Committee: As soon as practicable after the Effective Date, PuriCore and Inventor shall each identify up to three representatives with the authority, experience, and seniority sufficient and appropriate to enable him/her to make decisions on behalf of the respective Parties, for appointment to the Joint Steering Committee. The Joint Steering Committee will convene a call no less than once per month to address all relevant issues regarding this Work Order, including any necessary revisions or additions or resolution of any areas of potential dispute.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

EXHIBIT C
WORK ORDER
This Work Order (“Work Order”) is entered into by and between Vitold Bakhir (“Inventor’) and PuriCore, Inc. (“PuriCore”), effective as of October 1, 2014 with reference to the following:
WHEREAS, the Parties hereto have entered into a Master Services Agreement and Exclusive Patent License dated as of October 1, 2014 (the “Agreement”); and
WHEREAS, pursuant to the Agreement, Inventor has agreed to provide design and development services to PuriCore in accordance with written work orders entered into from time to time describing such services.
NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the Parties hereto agree as follows:
1.    Work Order: This document constitutes a “Work Order under the Agreement and this Work Order and all is subject in all respects to the terms and provisions of the Agreement. The specific Services to be performed shall be set forth in separately numbered Work Order Services Form(s) in the form of Exhibit C-1, a sample of which is attached to this Work Order. The Parties anticipate that the first Services will be the development/enhancement to the Aquachlor generator. The Parties may not make changes to this Work Order unless mutually agreed to in writing and signed by both Parties. All such changes must first be approved by the Joint Steering Committee.
Technical requirements (the “Technical Requirements”) for the new systems shall include, but not be limited to the following and shall be specified by PuriCore and discussed with Inventor to ensure that the Parties are in agreement with all such Technical Requirements:
[*]
2.    Fees: PuriCore shall pay Inventor in accordance with fees set forth in Exhibit B of the Agreement, unless otherwise agreed in writing between PuriCore and Inventor. Invoices shall be sent to:
PuriCore, Inc. (ATTN: Controller)
508 Lapp Road
Malvern, PA 19355
USA
3.    Time Line: All Services are to be completed in a timely fashion in accordance with the, timelines set forth in Work Order Services Form. including technical milestones (“Milestones”) as may be mutually agreed. Time is of the essence.
IN WITNESS WHEREOF, the Parties hereto have caused this Work Order to be duly executed as of the date herein above set forth.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

PURICORE, INC.	VITOLD MIKHAILOVICH BAKHIR

/s/ Michael Ashton	/s/ Vitold Mikhailovich Bakhir
Authorized Signature	Authorized Signature

Name: Michael Ashton	Name: Vitold Bakhir

Title: CEO	Title: Inventor

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

EXHIBIT C4
WORK ORDERSERVICES FORM
SAMPLE WORK ORDER SERVICES FORM - SPECIFICATIONS TO BE PROVIDED BY PURICORE

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

AMENDMENT TO PATENT LICENSE
This Amendment (the “Amendment”) to the Exclusive Patent License Agreement between Vitold Makhailovich Bakhir and PuriCore, Inc. dated October 1, 2014 (“the Agreement”), is entered into as of June 23rd 2016 by and among Vitold Makhailovich Bakhir, an individual located at [*] (“LICENSOR”), and PuriCore, Inc., a Delaware Corporation with offices at 508 Lapp Road, Malvern, PA 19355 (“LICENSEE”).
RECITALS
WHEREAS LICENSOR and LICENSEE have entered into the Agreement granting LICENSEE an exclusive license to US Patent [*], to make, have made, use, offer to sell, and sell constructions embodying the invention disclosed and claimed in the [*] Patent (the [*] Patent Rights). The Agreement does not grant LICENSEE rights to sublicense the [*] Patent Rights to third parties.
LICENSEE desires the right to sublicense the [*] Patent Rights to third parties.
In consideration of a one-time payment of [*], receipt of which by LICENSOR is hereby acknowledged, the Parties hereto agree to amend the Agreement as follows:
AMENDMENT
1.    Terms. Capitalized terms in this Agreement shall have the same meaning as those in the Agreement, unless specifically defined in this Amendment. All section and paragraph references refer to sections or paragraphs as applicable in the Agreement. References to the term “Agreement” in the Agreement shall be deemed to include the Amendment.
2.    Interpretation. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms. To the extent there are any inconsistencies or ambiguities between this Amendment and the Agreement, the terms of this Amendment shall supersede the Agreement.
3.    Amendment.
Paragraph 1.2 is deleted in its entirety and replaced with:
1.2    LICENSOR grants to LICENSEE rights to sublicense the [*] Patent to make, have made, use, offer to sell, and sell constructions embodying the invention disclosed and claimed in the [*] Patent. Any such sublicensees shall consent in writing to be bound by the terms of at least Articles IV and VI of the Agreement to the same extent as LICENSEE, and shall agree in writing to use commercially reasonable efforts to practice the invention disclosed and claimed in the [*] Patent in order to maintain the sublicense.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

Paragraph 1.5 is added:
1.5    LICENSEE will maintain the [*] Patent by payment of the year 8 and year 12 maintenance fees.
IN WITNESS THEREOF, the Parties have caused this Amendment to be executed:

VITOLD MAKHAILOVICH BAKHIR

By:	/s/ Vitold Makhailovich Bakhir
(Signature)

Date:	21 June, 2016

PURICORE, INC.

By:	/s/ M. Sampson
(Signature)

Name:	M. Sampson

Title:	VP R&D

Date:	23rd June 2016

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

SECOND AMENDMENT TO PATENT LICENSE
This Second Amendment (the “Amendment”) to the Exclusive Patent License Agreement between Vitold Makhailovich Bakhir and PuriCore, Inc. dated October 1, 2014 (“the Agreement”) is entered into as of September 1, 2016, by and among Vitold Makhailovich Bakhir, an individual located at [*] (“LICENSOR”), and PuriCore, Inc., a Delaware Corporation with offices at 508 Lapp Road, Malvern, PA 19355 (“LICENSEE”).
RECITALS
WHEREAS LICENSOR and LICENSEE have entered into the Agreement granting LICENSEE an exclusive license to US Patent [*], to make, have made, use, offer to sell, and sell constructions embodying the invention disclosed and claimed in the [*] Patent (the [*] Patent Rights); and
WHEREAS the Agreement was amended on June 21, 2016 granting LICENSEE rights to sublicense the [*] Patent Rights to third parties;
For consideration received, receipt of which by LICENSOR is hereby acknowledged, the Parties hereto agree to further amend the Agreement as follows:
AMENDMENT
1.    Terms. Capitalized terms in this Agreement shall have the same meaning as those in the Agreement, unless specifically defined in this Amendment. All section and paragraph references refer to sections or paragraphs as applicable, in the Agreement. References to the term “Agreement” in the Agreement shall be deemed to include the Amendment.
2.    Interpretation. Except as expressly modified herein, the Agreement shall remain in full force and effect in accordance with its terms. To the extent there are any inconsistencies or ambiguities between this Amendment and the Agreement, the terms of this Amendment shall supersede the Agreement.
3.    Amendment.
Paragraph 1.2 (as amended on June 21, 2016) is deleted in its entirety and replaced with:
1.2    LICENSOR grants to LICENSEE rights to sublicense the [*] Patent to make, have made, use, offer to sell, and sell constructions embodying the invention disclosed and claimed in the [*] Patent. Sublicensees may grant further sublicenses upon prior written notice to LICENSOR. Any such sublicensees shall consent in writing to be bound by the terms of at least Articles IV and VI of the Agreement to the same extent as LICENSEE, and shall agree in writing to use commercially reasonable efforts to practice the invention disclosed and claimed in the [*] Patent in order to maintain the sublicense.

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.

Paragraph 8.3 is deleted in its entirety and replaced with:
8.3    This Agreement shall inure to the benefit of and will be binding upon all legal representatives of LICENSOR and LICENSEE. This Agreement is transferable or assignable in whole or in part upon prior written notice to LICENSOR.
IN WITNESS THEREOF, the Parties have caused this Amendment to be executed:

VITOLD MAKHAILOVICH BAKHIR

By:	/s/ Vitold Makhailovich Bakhir
(Signature)

Date:	2 September, 2016

PURICORE, INC.

By:	/s/ Marella Thorell
(Signature)

Name:	Marella Thorell

Title:	CFO/COO

Date:	1 Sept 2016

  Certain portions of this exhibit denoted by [*] have been redacted pursuant to a request for confidential treatment that the registrant has filed with the SEC.